UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2010

CALVIN B. TAYLOR BANKSHARES, INC.
 (Exact name of registrant as specified in its charter)

Maryland
(State of incorporation)

000-50047
(Commission file number)

52-1948274
 (IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
 Address of principal executive offices

(410) 641-1700
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 12, 2010, the Company held its Annual Meeting of Stockholders. The purposes of the meeting were as follows:

Item 1. To elect the Directors of the Company, who shall serve for a one-year term, and until their respective successors are elected and have qualified.

Item 2. To ratify the appointment of Rowles & Company, LLP as the independent auditors for Calvin B. Taylor Bankshares, Inc., and Calvin B. Taylor Banking Company of Berlin, Maryland for the fiscal year ending December 31, 2010.

Item 3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Final voting results for Item 1, the election of officers, are detailed in the following table.

	Votes Cast					Broker
	For	Against	Withheld	Total	Abstentions	Non-votes
James R Bergey Jr	1,989,677	-	1,069	1,990,746	-	128,513
John H Burbage Jr	1,989,327	-	1,419	1,990,746	-	128,513
Todd E Burbage	1,989,397	-	1,349	1,990,746	-	128,513
Charlotte K Cathell	1,989,677	-	1,069	1,990,746	-	128,513
Reese F Cropper Jr	1,900,349	-	90,397	1,990,746	-	128,513
Reese F Cropper III	1,904,589	-	86,157	1,990,746	-	128,513
Hale Harrison	1,980,242	-	10,504	1,990,746	-	128,513
Gerald T Mason	1,989,677	-	1,069	1,990,746	-	128,513
William H Mitchell	1,901,136	-	89,610	1,990,746	-	128,513
Joseph E Moore	1,904,719	-	86,027	1,990,746	-	128,513
Michael L Quillin Sr	1,989,347	-	1,399	1,990,746	-	128,513
Raymond M Thompson	1,904,465	-	86,281	1,990,746	-	128,513

Final voting results for Item 2, ratification of Rowles & Company, LLP as independent auditor, are detailed in the following table.

	Votes Cast					Broker
	For	Against	Withheld	Total	Abstentions	Non-votes
Rowles & Company, LLC	2,074,184	881	-	2,075,065	100	44,094

There was no other business introduced under Item 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calvin B. Taylor Bankshares, Inc.

Date: May 13, 2010_______

By: /s/ Raymond M. Thompson

Raymond M. Thompson
President & Chief Executive Officer